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Exhibit 99.9

                                    AGREEMENT

          AGREEMENT, dated as of February 28, 2001, by and among each of the persons named on the signature pages hereto.

          WHEREAS, David Mura, Gerald Gordon, William E. Hollis, Patrick Rivelli, MapleLeaf Capital, Ltd., a Texas limited partnership, Sunwestern Investment Fund III, a Texas partnership, Sunwestern Cayman 1988 Partners, a Texas partnership, Robert Bennett and Satana Corporation, a Texas corporation (collectively, the "Shareholders"), beneficially own shares (the "Shares") of common stock of MAII Holdings, Inc., formerly known as Medical Alliance, Inc. (the "Company"); and

          WHEREAS, the parties hereto constitute a "group" with respect to the beneficial ownership of the Shares owned by the Shareholders for purposes of Rule 13d-1 and Schedule 13D promulgated by the Securities and Exchange Commission (the "Commission").

          NOW, THEREFORE, the parties hereto hereby agree as follows:

          1. The parties hereto shall prepare a statement containing the information required by Schedule 13D with respect to their respective interests in the Shares (the "Schedule 13D") and any necessary amendments thereto. Each party hereto shall be responsible for the completeness and accuracy concerning him, her or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning any other party contained therein, except to the extent that he, she or it knows or has reason to believe that such information is inaccurate.

          2. William E. Hollis shall be designated as the person authorized to receive notices and communications with respect to the Schedule 13D and any amendments thereto.

          3. Each of the undersigned hereby constitutes and appoints William E. Hollis his or its true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him, her or it and in his, her or its name, place and stead, in any and all capacities, to sign the Schedule 13D and any amendments thereto, and other documents in connection therewith, to be filed with the Commission, granting unto said attorney-in-fact and agent all power and authority to do and perform each and every act requisite and necessary to be done, as fully to all intents and purposes as he or it might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          4. This Agreement may be executed in counterparts, each of which taken together shall constitute one and the same instrument.



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          IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.


                                           /s/ David Mura
                                           ------------------------------------
                                           DAVID MURA

                                           /s/ Gerald Gordon
                                           ------------------------------------
                                           GERALD GORDON

                                           /s/ William E. Hollis
                                           ------------------------------------
                                           WILLIAM E. HOLLIS

                                           /s/ Patrick Rivelli
                                           ------------------------------------
                                           PATRICK RIVELLI


                                           MAPLELEAF CAPITAL, LTD.

                                           By:     /s/ Patrick Rivelli
                                              ---------------------------------
                                           Name: Patrick Rivelli
                                           Title: General Partner

                                           SUNWESTERN INVESTMENT FUND III

                                           By:     /s/ Patrick Rivelli
                                              ---------------------------------
                                           Name: Patrick Rivelli
                                           Title: General Partner

                                           SUNWESTERN CAYMAN 1988 PARTNERS

                                           By: Sunwestern Managers Inc.
                                               Attorney-In-Fact

                                           By:     /s/ Patrick Rivelli
                                              ---------------------------------
                                           Name: Patrick Rivelli
                                           Title: President



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                                           /s/ Robert Bennett
                                           -----------------------------------
                                           ROBERT BENNETT


                                           SATANA CORPORATION

                                           By:     /s/ Robert Bennett
                                              ---------------------------------
                                                Name: Robert Bennett
                                                Title: President